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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20546

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            CARREKER-ANTINORI, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                               75-1622836
       (State of incorporation                     (I.R.S. Employer
           or organization)                       Identification No.)

14001 N. Dallas Pkwy., Suite 1100, Dallas, Texas         75240
(Address of principal executive offices)              (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities Act registration file number to which this form relates:
333-48399.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      N/A


  SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                              Title of each class
                              to be so registered:


                     Common Stock, par value $.01 per share

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information set forth under the heading "Description of Capital Stock" in the prospectus that is part of the Registration Statement on Form S-1 filed by the Registrant on March 20, 1998, as amended (Registration No. 333-48399), is hereby incorporated by reference.

ITEM 2.   EXHIBITS

     3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from the Company's Registration Statement on Form S-1 No. 333-48399, Exhibit No. 3.1).

     3.2 Bylaws of the Registrant (incorporated by reference from the Company's Registration Statement on Form S-1 No. 333-48399, Exhibit No. 3.2).

     4.1 Specimen certificate for shares of common stock, par value $.01 per share, of the Registrant (incorporated by reference from the Company's Registration Statement on Form S-1 No. 333-48399, Exhibit No. 4.1).

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SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.


                                       Carreker-Antinori, Inc.


                                       By: /s/ John D. Carreker, Jr.
                                           -------------------------------
                                             John D. Carreker, Jr.
                                             Chairman of the Board and
                                             Chief Executive Officer


Date:  May 5, 1998


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                                  INDEX TO EXHIBITS


Exhibit
  No.     Description
-------   -----------

3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from the Company's Registration Statement on Form S-1 No. 333-48399, Exhibit No. 3.1).

3.2 Bylaws of the Registrant (incorporated by reference from the Company's Registration Statement on Form S-1 No. 333-48399, Exhibit No. 3.2).

4.1 Specimen certificate for shares of common stock, par value $.01 per share, of the Registrant (incorporated by reference from the Company's Registration Statement on Form S-1 No. 333-48399, Exhibit No. 4.1).